EXHIBIT 23.2

                      LaFrance, Walker, Jackley & Saville
                          CERTIFIED PUBLIC ACCOUNTANTS
                              1373 WASHINGTON PIKE
                           BRIDGEVILLE, PA 15017-2821

                                                                SERVICE IN
TELE: (412) 200-5000                                        PRINCIPAL CITIES OF
FAX: (412) 220-7050                                        THE UNITED STATES AND
                                                              OTHER COUNTRIES
                        Consent of Independent Auditors




We have issued our report dated March 6, 1997, accompanying the financial statements of Stanton Federal Savings Bank contained in the Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank of Stanton Federal Savings Bank and in the Registration Statement and accompanying prospectus of SFSB Holding Company. We consent to the use of the aforementioned report in the Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank of Stanton Federal Savings Bank and in the Registration Statement and prospectus, and to the use of or name as it appears under the caption "Experts".


/s/LaFrance, Walker, Jackley & Saville

Bridgeville, Pennsylvania
December 23, 1997